MBS New Transaction

Preliminary Term Sheet

$990,000,000
(Approximate)

Impac Secured Assets Corp.
Depositor

MORTGAGE PASS-THROUGH CERTIFICATES,

SERIES 2007-1

Impac Funding Corporation
Seller

Impac Funding Corporation
Master Servicer

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

The information in this free writing prospectus is preliminary. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. The material terms of the securities, and the characteristics of the mortgage loan pool backing them, will be described in a definitive free writing prospectus that will be delivered to prospective investors prior to their commitment to purchase securities. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in the definitive free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

The issuer of the securities has not prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Term Sheet	Date Prepared: February 13, 2007

$990,000,000 (Approximate)
Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2007-1

Class (1)	Principal Balance(2)	WAL (Years) Call/Mat (3)	Payment Window (Mos) Call/Mat(3)	Expected Ratings (S&P/Moody’s) (4)	Last Scheduled Distribution Date	Certificate Type
A-1	343,788,000	1.00 / 1.00	1 - 22 / 1 - 22	AAA/Aaa	6/25/2027	Floating Rate Super Senior
A-2	394,340,000	3.45 / 3.45	22 - 70 / 22 - 70	AAA/Aaa	2/25/2036	Floating Rate Super Senior
A-3	97,972,000	6.51 / 8.66	70 - 79 / 70 - 195	AAA/Aaa	7/25/2037	Floating Rate Super Senior
A-M	92,900,000	2.80 / 3.05	1 - 79 / 1 - 195	AAA/Aaa	7/25/2037	Floating Rate Senior Support
M-1	13,500,000	4.68 / 5.11	38 - 79 / 38 - 129	AA+/Aa1	5/25/2037	Floating Rate Mezzanine
M-2	12,000,000	4.67 / 5.05	37 - 79 / 37 - 122	AA+/Aa2	5/25/2037	Floating Rate Mezzanine
M-3	7,500,000	4.66 / 5.01	37 - 79 / 37 - 113	AA/Aa3	4/25/2037	Floating Rate Mezzanine
M-4	6,000,000	4.66 / 4.96	37 - 79 / 37 - 106	AA-/A1	2/25/2037	Floating Rate Mezzanine
M-5	5,000,000	4.66 / 4.90	37 - 79 / 37 - 100	A+/A2	1/25/2037	Floating Rate Mezzanine
M-6	5,000,000	4.66 / 4.83	37 - 79 / 37 - 94	A/A3	12/25/2036	Floating Rate Mezzanine
M-7	3,500,000	4.66 / 4.74	37 - 79 / 37 - 87	BBB+/Baa1	10/25/2036	Floating Rate Mezzanine
M-8	3,500,000	4.63 / 4.63	37 - 79 / 37 - 81	BBB+/Baa2	7/25/2036	Floating Rate Mezzanine
B	5,000,000	Not Offered Herein		BBB/Baa3	4/25/2036	Floating Rate Subordinate
Total:	$990,000,000

(1)
The respective margins on the Class A Certificates will double and the respective margins on the Subordinate Certificates will be equal to 1.5x the related original margin after the Clean-up Call date.

(2)	The principal balance of each Class of Certificates is subject to a 10% variance.
(3)	See “Pricing Prepayment Speed” below.
(4)	Rating Agency Contacts: David Glehan, Standard & Poors, 212.438.7324 and Eric Fellows, Moody’s Ratings, 415.274.1728.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Trust:	Mortgage Pass-Through Certificates, Series 2007-1.

Depositor:	Impac Secured Assets Corp.

Seller:	Impac Funding Corporation.

Originators:
Approximately 81.90% of the mortgage loans in the sample pool were underwritten pursuant to, or in accordance with, the standards of the Seller’s underwriting standards or were acquired in a bulk purchase from a third-party originator, the underwriting standards of whom were reviewed for acceptability by the Seller and are generally similar to the underwriting standards of the Seller. Approximately 18.10% of the mortgage loans in the sample pool were acquired in a bulk purchase from American Home Mortgage Corp. None of the third-party originators, other than American Home, contributed more than 10% of the mortgage loans.

Master Servicer:	Impac Funding Corporation.

Sub-Servicer:	Countrywide Home Loans Servicing LP will act as sub-servicer with respect to substantially all of the Mortgage loans.

Underwriters:	Countrywide Securities Corporation (Lead Manager) and Bear, Stearns & Co. Inc. and Merrill Lynch (Co-Managers)

Trustee:	Deutsche Bank National Trust Company

Swap Provider:	[________________]. The Swap Provider will be rated at least “A” by Standard and Poor’s and at least “A2” by Moody’s Investors Service.

Yield Maintenance
Provider(s):	[________________]. The Yield Maintenance Provider(s) will be rated at least “A” by Standard and Poor’s and at least “A2” by Moody’s Investors Service.

Offered Certificates:
The (i) Class A-1, Class A-2, Class A-3 and Class A-M Certificates (collectively, the “Class A Certificates”) and (ii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (collectively, the “Class M Certificates”). The Class A Certificates and the Class M Certificates are collectively referred to herein as the “Offered Certificates.”

Non-Offered Certificates:
The “Non-Offered Certificates” consist of the Class B (together with the Class M Certificates, the “Subordinate Certificates”), Class C, Class P and Class R Certificates. The Class A, Class M and Non-Offered Certificates are collectively referred to herein as the “Certificates.”

Federal Tax Status:	It is anticipated that the Offered Certificates will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC, Clearstream, Luxembourg and the Euroclear System.

Sample Pool
Calculation Date:	February 1, 2007.

Cut-off Date:	February 1, 2007.

Expected Pricing Date:	February [14], 2007.

Expected Closing Date:	February 22, 2007.

Expected Settlement Date:	February 22, 2007.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Distribution Date:	The 25th day of each month (or, if not a business day, the next succeeding business day), commencing in March 2007.

Accrued Interest:	The price to be paid by investors for the Class A Certificates and Subordinate Certificates will not include accrued interest (i.e., settling flat).

Interest Accrual Period:
The “Interest Accrual Period” for each Distribution Date with respect to the Class A Certificates and Subordinate Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 day basis).

ERISA Eligibility:
The Offered Certificates are expected to be eligible for purchase by employee benefit plans and similar plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, that qualify under an investor-based prohibited transaction class exemption, as described in the prospectus.

SMMEA Eligibility:	The Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:
The terms of the transaction allow for a clean-up call (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date.

Pricing Prepayment Speed:	The Class A Certificates and Subordinate Certificates will be priced based on the following collateral prepayment assumptions:

Fixed Rate Mortgage Loans
100% PPC, which assumes 23% HEP (i.e., prepayments start at 2.3% CPR in month one, and increase by 2.3% CPR each month to 23% CPR in month ten, and remain at 23% CPR thereafter).

Adjustable Rate and 2 Year Fixed/28 Year Adjustable Rate Hybrid Mortgage Loans
100% PPC, which assumes 2% CPR in month 1, an additional 1/11th of 28% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 24, increasing to and remaining constant at 65% CPR from month 25 until month 31, decreasing 1/4th of 30% CPR for each month thereafter, decreasing to 35% CPR in month 35 and remaining constant at 35% CPR from month 35 and thereafter.

3 Year Fixed/27 Year Adjustable Rate Hybrid Mortgage Loans
100% PPC, which assumes 2% CPR in month 1, an additional 1/11th of 28% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 36, increasing to and remaining constant at 65% CPR from month 37 until month 43, decreasing 1/4th of 30% CPR for each month thereafter, decreasing to 35% CPR in month 47 and remaining constant at 35% CPR from month 47 and thereafter.

5,7 & 10 Year Fixed/25, 23 & 20 Year Adjustable Rate Hybrid Mortgage Loans
100% PPC, which assumes 2% CPR in month 1, an additional 1/11th of 28% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 60, increasing to and remaining constant at 65% CPR from month 61 until month 67, decreasing 1/4th of 30% CPR for each month thereafter, decreasing to 35% CPR in month 71 and remaining constant at 35% CPR from month 71 and thereafter.

Mortgage Loans:
The Trust will include Mortgage Loans (the “Mortgage Loans”) having an aggregate principal balance as of the Sample Pool Calculation Date (the “Sample Pool Calculation Date Balance”) of approximately $1,000,000,857, all of which are adjustable-rate first lien and fixed-rate Mortgage Loans secured by first liens and second liens on the related mortgaged properties. The Mortgage Loans have the characteristics as of the Sample Pool Calculation Date described in the collateral tables included in this Preliminary Term Sheet.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

The collateral tables included in this Preliminary Term Sheet as Appendix A represent a sample pool of Mortgage Loans (the “Sample Pool”) having the characteristics described therein as of the Sample Pool Calculation Date, and do not include additional Mortgage Loans expected to be included in the Trust on the Closing Date. The final pool of Mortgage Loans to be included in the Trust will be different from the Sample Pool, although the characteristics of such final pool will not materially differ from the characteristics of the Sample Pool as indicated herein.

Pass-Through Rate:
The Pass-Through Rate for each Class of Class A Certificates and Subordinate Certificates will be equal to the least of (a) one-month LIBOR plus the margin for such Class, (b) the Net WAC Rate and (c) 11.50%.

Premium Rate:
Approximately 1.22% of the Mortgage Loans by Sample Pool Calculation Date Balance are covered by lender-paid mortgage insurance policies. The “Premium Rate” for any period will equal the premium rate of each insured Mortgage Loan for that period expressed as a weighted average rate for all Mortgage Loans. As of the Sample Pool Calculation Date, the weighted average Premium Rate of the Sample Pool is approximately 0.013%.

Net Mortgage Rate:
The“Net Mortgage Rate” will be a per annum rate equal to the excess of the weighted average of the mortgage rates on the Mortgage Loans minus the sum of (a) a weighted average sub-servicing fee rate (which is expected to be approximately 0.346% as of the Closing Date), (b) a master servicing fee rate of 0.030% and (c) the related PMI Insurer Fee Rate, if such Mortgage Loan is a PMI Mortgage Loan.

Net WAC Rate:
For any Distribution Date, the “Net WAC Rate” will equal the Net Mortgage Rate (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis) minus the percentage equivalent of a fraction, the numerator of which is (x) the Net Swap Payment and Swap Termination Payment (other than a Swap Termination Payment due to a Swap Provider Trigger Event) (multiplied by 360 divided by the actual number of days in the related accrual period) owed by the trust to the Swap Provider, and the denominator of which is (y) the aggregate Stated Principal Balance of the Mortgage Loans.

Net WAC Rate Shortfall:
Any amount with respect to a Class of Class A Certificates and Subordinate Certificates equal to the excess, if any, of (a) interest accrued on such Certificates at one-month LIBOR plus the related margin (up to 11.50%) over (b) interest accrued on such Certificates at the Net WAC Rate (any such shortfalls, “Net WAC Rate Shortfalls”), on each Distribution Date, plus unpaid Net WAC Rate Shortfalls from prior Distribution Dates, will be paid in the current month or carried forward for payment on subsequent Distribution Dates, together with interest thereon at the Pass-Through Rate for the current Distribution Date (up to 11.50%), to the extent of amounts available from Excess Cashflow and from amounts, if any, received from the Swap Contract and Yield Maintenance Agreements, as described under “Certificates Priority of Distribution” below.

Swap Contract:
Under the Swap Contract, on or before each Distribution Date commencing with the Distribution Date in March 2007 and ending following the Distribution Date in December 2011, the Trust shall be obligated to pay the Swap Provider a fixed amount for such Distribution Date equal to the product of (x) a fixed per annum rate for such Distribution Date as set forth in the Swap Contract, (y) the notional amount for such Distribution Date as set forth in the Swap Contract, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the Effective Date (as defined in the Swap Contract) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and (ii) the Swap Provider will be required to pay to the Trust a floating amount for such Distribution Date equal to product of (x) One-Month LIBOR as determined pursuant to the Swap Contract, (y) the notional amount for such Distribution Date as set forth in the Swap Contract, and (z) a fraction, the numerator of which is equal to the actual number of days in the related Calculation Period (as defined in the Swap Contract) and the denominator of which is 360.

Under the Swap Contract described above, only the related net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, any Net Swap Payment due to the Swap Provider on any Distribution Date will be paid prior to distributions to the related certificateholders. Generally, the related Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the swap administrator pursuant to the swap administration agreement, and amounts on deposit in the related Swap Account will be distributed in accordance with the terms set forth in the swap administration agreement. Upon early termination of the Swap Contract, the Trust or the Swap Provider may be obligated to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party, regardless of which party caused the termination. The related Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Contract. In the event that the Trust is required to make a Swap Termination Payment, such amount generally will be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full, prior to distributions to certificateholders (other than Swap Termination Payments attributable to a Swap Provider Trigger Event). The entitlement to certain payments from the Swap Account, as described above, and not the Swap Contract itself will be assets of the Trust.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Yield Maintenance Agreements:
The Certificateholders will benefit from fourteen Yield Maintenance Agreements with notional amounts and cap rates as set forth in the Yield Maintenance Agreements. Under each Yield Maintenance Agreement, on or before each Distribution Date commencing with the Distribution Date in March 2007, and ending with the Distribution Date set forth in the related Yield Maintenance Agreement, the Yield Maintenance Agreement Provider(s) will be obligated to make a payment for that Distribution Date equal to the product of (x) the excess, if any, of (a) One-Month LIBOR as determined pursuant to the related Yield Maintenance Agreement over (b) the cap rate as set forth in the related Yield Maintenance Agreement, (y) the notional amount for such Distribution Date as set forth in the related Yield Maintenance Agreement, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the related Yield Maintenance Agreement, and the denominator of which is 360.

Credit Enhancement:
The Trust will include the following credit enhancement mechanisms, each of which is intended to provide credit support for some or all of the Class A Certificates and Subordinate Certificates, as the case may be:

1)	Subordination (with respect to certain certificates as described under “subordination” below)
2)	Overcollateralization
3)	Excess Cashflow
4)	Swap Contract
5)	Yield Maintenance Agreements

Class	S&P/ Moody’s	Pre-Stepdown Subordination	Target Subordination at Stepdown
A	AAA/Aaa	7.10%	14.20%
M-1	AA+/Aa1	5.75%	11.50%
M-2	AA+/Aa2	4.55%	9.10%
M-3	AA/Aa3	3.80%	7.60%
M-4	AA-/A1	3.20%	6.40%
M-5	A+/A2	2.70%	5.40%
M-6	A/A3	2.20%	4.40%
M-7	BBB+/Baa1	1.85%	3.70%
M-8	BBB+/Baa2	1.50%	3.00%
B	BBB/Baa3	1.00%	2.00%

Subordination:
The Subordinate Certificates will be subordinate to, and provide credit support for, the Class A Certificates. Among the Subordinate Certificates, each Subordinate Certificate will rank in priority from highest to lowest in the following order: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, with each subsequent class providing credit support for the prior class or classes, if any. In addition, the Class A-M Certificates will provide additional credit support to the Class A-1, Class A-2 and Class A-3 Certificates.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Overcollateralization:
On the Closing Date, the principal balance of the Mortgage Loans will exceed the principal balance of the Class A Certificates, the Subordinate Certificates and the Class P Certificates, resulting in Overcollateralization equal to the Overcollateralization Target (as defined below). Any realized losses on the Mortgage Loans will be covered first by Excess Cashflow, if any, and then by Overcollateralization, if any. If the Overcollateralization is thereafter reduced, Excess Cashflow, if any, will be directed to pay principal on the Class A Certificates and Subordinate Certificates, resulting in the limited acceleration of the Class A Certificates and Subordinate Certificates relative to the amortization of the Mortgage Loans, until the Overcollateralization reaches the Overcollateralization Target. Upon this event, the acceleration feature will cease, unless the amount of Overcollateralization is again reduced below the Overcollateralization Target by realized losses.

Overcollateralization Target:
For each Distribution Date prior to the Stepdown Date, 1.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Overcollateralization Target”). The initial amount of Overcollateralization will be approximately 1.00%.

On or after the Stepdown Date, the Overcollateralization Target will be equal to 2.00% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor of 0.35% (the “O/C Floor”) of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; provided, however, that if a Trigger Event (as described herein) is in effect on the related Distribution Date, the Overcollateralization Target will be equal to the Overcollateralization Target on the prior Distribution Date.

Excess Cashflow:	“Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after interest and principal distributions as described under “Certificates Priority of Distributions.”

Trigger Event:	A “Trigger Event” will be in effect on a Distribution Date on or after the Stepdown Date if either (or both) a Delinquency Trigger or a Cumulative Loss Trigger is in effect on such Distribution Date.

Delinquency Trigger:
With respect to the related Certificates, a “Delinquency Trigger” will occur if the three month rolling average 60+ day delinquency percentage (including bankruptcy, foreclosures, and REO) for the outstanding Mortgage Loans equals or exceeds [43.25]% times the Senior Enhancement Percentage. As used above, the “Senior Enhancement Percentage” with respect to any Distribution Date is the percentage equivalent of a fraction, (a) the numerator of which is equal to: the excess of (i) the aggregate principal balance of the Mortgage Loans for such distribution date (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) over (ii) (1) before the aggregate Certificate Principal Balances of the Class A Certificates have been reduced to zero, the aggregate Certificate Principal Balances of the Class A Certificates (after taking into account distribution of the Principal Distribution Amount for such distribution date), or (2) after such time, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding (after taking into account distribution of the Principal Distribution Amount for such distribution date) and (b) the denominator of which is equal to the aggregate principal balance of the mortgage loans for such distribution date (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced and unscheduled collections of principal received during the related prepayment period).

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Cumulative Loss Trigger:
With respect to the Certificates, a “Cumulative Loss Trigger” will occur if the aggregate amount of realized losses on the Mortgage Loans exceeds the applicable percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, as set forth below:

Period (month)	Percentage
25 - 36	0.30% with respect to March 2009, plus an additional 1/12th of 0.45% for each month thereafter
37 - 48	0.75% with respect to March 2010, plus an additional 1/12th of 0.50% for each month thereafter
49 - 60	1.25% with respect to March 2011, plus an additional 1/12th of 0.55% for each month thereafter
61 - 72	1.80% with respect to March 2012, plus an additional 1/12th of 0.30% for each month thereafter
73 - 84 85+	2.10% with respect to March 2013, plus an additional 1/12th of 0.05% for each month thereafter 2.15%

Stepdown Date:	The earlier to occur of:
(i)	the Distribution Date immediately following the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and
(ii)	the later to occur of:
a.	the Distribution Date in March 2010 and
b.
the first Distribution Date on which the aggregate certificate principal balance of the Class A Certificates is less than or equal to 85.80% of the aggregate principal balance of the Mortgage Loans for such Distribution Date.

Allocation of Losses:
Any realized losses on the Mortgage Loans not covered by Excess Cashflow or Overcollateralization will be allocated to each class of Subordinate Certificates, in the following order: to the Class B, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in each case until the respective certificate principal balance of such class has been reduced to zero. In addition, if the aggregate certificate principal balance of the Subordinate Certificates is reduced to zero as a result of the allocation of realized losses, any additional realized losses will be allocable first to the Class A-M Certificates until the certificate principal balance is reduced to zero and second, any additional realized losses will then be allocable pro rata to the Class A-1, Class A-2 and Class A-3 Certificates based on the certificate principal balances thereof until the certificate principal balances thereof are reduced to zero.

Certificates Priority of Distributions:
Available funds from the Mortgage Loans (which are net of any servicing and master servicing fees, private mortgage insurance premium fees and Net Swap Payments and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event payable to the Swap Provider) will be distributed in the following order of priority:

1)
From Interest funds, sequentially, as follows: (a) first, current and unpaid interest, to the Class A Certificates, pro rata based on their entitlement then (b) current interest, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates;

2)
From Principal funds, (i) first, to the Class A Certificates, as more fully described below under “Class A Certificates Principal Distributions” and under “Principal Paydown” below, then (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, each as described more fully under “Principal Paydown” below;

3)
From any remaining Excess Cashflow, as principal to the Class A Certificates and Subordinate Certificates, to restore or maintain Overcollateralization, as described under “Overcollateralization Target”, to be included in the principal distribution amount for that distribution date and payable to such holders as part of the principal distribution amount;

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

4)	From any remaining Excess Cashflow, to pay any allocated realized loss amounts to the Class A Certificates, pro rata, based on the unpaid realized loss amount for such class of Certificates;
5)
From any remaining Excess Cashflow, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in each case, first, to pay any unpaid interest for such class, and then, to pay any allocated realized loss amounts for such class;

6)
From any remaining Excess Cashflow to the Net WAC Shortfall Reserve Fund to the extent needed to pay any remaining Net WAC Shortfall Amounts to pay the Certificates, on a pro rata basis, based on the certificate principal balances thereof; provided that any Excess Cashflow remaining after such allocation to pay Net WAC Shortfall Amount based on the Certificate Principal Balances of these certificates will be distributed to each such class of certificates with respect to which there remains any unpaid Net WAC Shortfall Amount, pro rata, based on the amount of such unpaid Net WAC Shortfall Amount;

7)	From any remaining Excess Cashflow, to the Swap Account, any Swap Termination Payment owed to the Swap Provider specifically due to a Swap Provider Trigger Event pursuant to the Swap Contract.
8)	From any remaining Excess Cashflow, to the Class C & Class R Certificates any remaining amounts as described in the Pooling and Servicing Agreement.

Principal Paydown:
Prior to the Stepdown Date or if a Trigger Event is in effect on any Distribution Date, 100% of the available principal funds will be paid sequentially to the Class A Certificates, as more fully described below under “Class A Certificates Principal Distributions” below; however, if the Class A Certificates have been retired, such amounts will be applied sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero.

On any Distribution Date on or after the Stepdown Date, and if a Trigger Event is not in effect on such Distribution Date, the Class A Certificates and Subordinate Certificates will be entitled to receive payments of principal in the following order of priority: (i) first to the Class A Certificates, as more fully described below under “Class A Certificates Principal Distributions”, such that the unpaid principal balance of the Class A Certificates in the aggregate will have 14.20% subordination, (ii) second, to the Class M-1 Certificates such that the Class M-1 Certificates will have 11.50% subordination, (iii) third, to the Class M-2 Certificates such that the Class M-2 Certificates will have 9.10% subordination, (iv) fourth, to the Class M-3 Certificates such that the Class M-3 Certificates will have 7.60% subordination, (v) fifth, to the Class M-4 Certificates such that the Class M-4 Certificates will have 6.40% subordination, (vi) sixth, to the Class M-5 Certificates such that the Class M-5 Certificates will have 5.40% subordination, (vii) seventh, to the Class M-6 Certificates such that the Class M-6 Certificates will have 4.40% subordination, (viii) eighth, to the Class M-7 Certificates, such that the Class M-7 Certificates will have 3.70% subordination, (ix) ninth, to the Class M-8 Certificates, such that the Class M-8 Certificates will have 3.00% subordination and (x) tenth, to the Class B Certificates such that the Class B Certificates will have 2.00% subordination.

Class A Certificates Principal Distributions:	Principal will be distributed to the Class A Certificates in the in the following amounts and order of priority:
pro rata (based on (x) the aggregate certificate principal balance of the Class A-1, Class A-2 and Class A-3 Certificates in the case of clause (a) below and (y) the certificate principal balance of the Class A-M Certificates in the case of clause (b) below):

(a) to the Class A-1, Class A-2 and Class A-3 Certificates, sequentially in that order, in each case until the certificate principal balance is reduced to zero; and

(b) to the Class A-M Certificates until the Certificate Principal Balance thereof is reduced to zero.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Derivative Account:
On or before each Distribution Date, as applicable, Net Swap Payments payable by the Swap Provider to the Derivative Administrator under the Swap Agreement and payments payable by the Yield Maintenance Agreement Provider(s) to the Derivative Administrator under each Yield Maintenance Agreement (other than termination payments) will be deposited by the Derivative Administrator into the Derivative Account. On each Distribution Date, to the extent required, the Derivative Administrator will withdraw the following amounts from the Derivative Account and remit to the Trustee for distribution to the related certificates (after distribution to the certificates of net monthly Excess Cashflow) in the following order of priority:

(1)
concurrently, to the Class A Certificates, pro rata, based on entitlement, in an amount equal to any unpaid interest shortfall amount for such class or classes to the extent not covered by the available funds on that distribution date and solely to the extent the unpaid interest shortfall amount is as a result of the interest portion of realized losses;

(2)
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in an amount equal to any unpaid interest shortfall amount for such class or classes to the extent not covered by the available funds on that distribution date and solely to the extent the unpaid interest shortfall amount is as a result of the interest portion of realized losses;

(3)
to the Class A, Class M and Class B Certificates, an amount equal to any extra principal distribution amount, solely to the extent the payment of the extra principal distribution amount is as a result of current or prior period realized losses, to be included in the principal distribution amount for that distribution date and payable to such holders as part of the principal distribution amount;

(4)
to the Net WAC Reserve Fund, to the extent needed to pay Net WAC Shortfall Amounts on the Class A, Class M and Class B Certificates, on a pro rata basis, based on the aggregate amount of Net WAC Shortfall Amounts for such class(es) of certificates remaining unpaid;

(5)	to the Class A Certificates, pro rata, in an amount equal to any allocated realized loss amount for such class or classes, to the extent not covered by any Excess Cashflow on that Distribution Date;

(6)
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in an amount equal to any allocated realized loss amount for such class or classes; and

(7)	to pay to the parties named in the swap administration agreement any remaining amounts.

Discount Margin Tables, Available Funds Schedule, Swap Contract Schedule, Yield Maintenance Schedules
and Collateral Tables to Follow

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Discount Margin Tables (1)

Class A-1 (To Call)
Margin	0.07%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	7	7	7	7	7
WAL (yr)	1.76	1.26	1.00	0.84	0.73
MDUR (yr)	1.64	1.19	0.95	0.81	0.71
First Prin Pay (mo)	1	1	1	1	1
Last Prin Pay (mo)	41	28	22	18	15

Class A-1 (To Maturity)
Margin	0.07%
Percent of Pricin Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	7	7	7	7	7
WAL (yr)	1.76	1.26	1.00	0.84	0.73
MDUR (yr)	1.64	1.19	0.95	0.81	0.71
First Prin Pay (mo)	1	1	1	1	1
Last Prin Pay (mo)	41	28	22	18	15

Class A-2 (To Call)
Margin	0.16%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	16	16	16	16	16
WAL (yr)	6.57	4.51	3.45	2.75	2.22
MDUR (yr)	5.34	3.90	3.07	2.50	2.05
First Prin Pay (mo)	41	28	22	18	15
Last Prin Pay (mo)	146	97	70	60	50

Class A-2 (To Maturity)
Margin	0.16%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	16	16	16	16	16
WAL (yr)	6.57	4.51	3.45	2.75	2.22
MDUR (yr)	5.34	3.90	3.07	2.50	2.05
First Prin Pay (mo)	41	28	22	18	15
Last Prin Pay (mo)	146	97	70	60	50

(1) See definition of Pricing Prepayment Speed above.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Class A-3 (To Call)
Margin	0.24%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	24	24	24	24	24
WAL (yr)	13.28	8.98	6.51	5.23	4.55
MDUR (yr)	9.25	6.97	5.39	4.48	3.97
First Prin Pay (mo)	146	97	70	60	50
Last Prin Pay (mo)	161	109	79	63	55

Class A-3 (To Maturity)
Margin	0.24%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	27	28	29	28	28
WAL (yr)	16.57	11.67	8.66	6.75	5.68
MDUR (yr)	10.53	8.34	6.68	5.49	4.77
First Prin Pay (mo)	146	97	70	60	50
Last Prin Pay (mo)	323	254	195	159	130

Class A-M (To Call)
Margin	0.21%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	21	21	21	21	21
WAL (yr)	5.38	3.70	2.80	2.26	1.88
MDUR (yr)	4.27	3.14	2.47	2.03	1.72
First Prin Pay (mo)	1	1	1	1	1
Last Prin Pay (mo)	161	109	79	63	55

Class A-M (To Maturity)
Margin	0.21%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	22	22	22	22	22
WAL (yr)	5.76	4.01	3.05	2.43	2.02
MDUR (yr)	4.43	3.31	2.62	2.15	1.82
First Prin Pay (mo)	1	1	1	1	1
Last Prin Pay (mo)	323	254	195	159	130

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Class M-1 (To Call)
Margin	0.27%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	27	27	27	27	27
WAL (yr)	8.95	6.12	4.68	4.01	3.73
MDUR (yr)	6.78	5.04	4.03	3.53	3.32
First Prin Pay (mo)	57	39	38	39	40
Last Prin Pay (mo)	161	109	79	63	55

Class M-1 (To Maturity)
Margin	0.27%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	28	28	28	28	28
WAL (yr)	9.63	6.68	5.11	4.30	3.94
MDUR (yr)	7.06	5.33	4.30	3.73	3.47
First Prin Pay (mo)	57	39	38	39	40
Last Prin Pay (mo)	240	173	129	100	81

Class M-2 (To Call)
Margin	0.29%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	29	29	29	29	29
WAL (yr)	8.95	6.12	4.67	3.99	3.68
MDUR (yr)	6.78	5.03	4.01	3.51	3.27
First Prin Pay (mo)	57	39	37	38	39
Last Prin Pay (mo)	161	109	79	63	55

Class M-2 (To Maturity)
Margin	0.29%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	30	30	30	30	30
WAL (yr)	9.56	6.63	5.05	4.24	3.86
MDUR (yr)	7.03	5.31	4.26	3.69	3.41
First Prin Pay (mo)	57	39	37	38	39
Last Prin Pay (mo)	228	164	122	93	76

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Class M-3 (To Call)
Margin	0.32%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	32	32	32	32	32
WAL (yr)	8.95	6.12	4.66	3.97	3.65
MDUR (yr)	6.77	5.03	4.01	3.50	3.25
First Prin Pay (mo)	57	39	37	38	39
Last Prin Pay (mo)	161	109	79	63	55

Class M-3 (To Maturity)
Margin	0.32%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	33	33	33	33	33
WAL (yr)	9.49	6.57	5.01	4.19	3.80
MDUR (yr)	6.99	5.27	4.23	3.65	3.36
First Prin Pay (mo)	57	39	37	38	39
Last Prin Pay (mo)	214	153	113	86	70

Class M-4 (To Call)
Margin	0.42%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	42	42	42	42	42
WAL (yr)	8.95	6.12	4.66	3.97	3.62
MDUR (yr)	6.73	5.01	4.00	3.49	3.22
First Prin Pay (mo)	57	39	37	38	38
Last Prin Pay (mo)	161	109	79	63	55

Class M-4 (To Maturity)
Margin	0.42%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	43	43	43	43	43
WAL (yr)	9.40	6.50	4.96	4.15	3.75
MDUR (yr)	6.93	5.22	4.18	3.61	3.31
First Prin Pay (mo)	57	39	37	38	38
Last Prin Pay (mo)	204	145	106	81	66

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Class M-5 (To Call)
Margin	0.45%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	45	45	45	45	45
WAL (yr)	8.95	6.12	4.66	3.96	3.60
MDUR (yr)	6.73	5.00	3.99	3.47	3.20
First Prin Pay (mo)	57	39	37	37	38
Last Prin Pay (mo)	161	109	79	63	55

Class M-5 (To Maturity)
Margin	0.45%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	45	46	46	46	46
WAL (yr)	9.31	6.43	4.90	4.10	3.71
MDUR (yr)	6.88	5.18	4.15	3.57	3.28
First Prin Pay (mo)	57	39	37	37	38
Last Prin Pay (mo)	193	137	100	76	64

Class M-6 (To Call)
Margin	0.50%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	50	50	50	50	50
WAL (yr)	8.95	6.12	4.66	3.94	3.60
MDUR (yr)	6.71	5.00	3.99	3.45	3.20
First Prin Pay (mo)	57	39	37	37	38
Last Prin Pay (mo)	161	109	79	63	55

Class M-6 (To Maturity)
Margin	0.50%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	50	51	51	50	50
WAL (yr)	9.21	6.34	4.83	4.02	3.69
MDUR (yr)	6.82	5.12	4.09	3.51	3.26
First Prin Pay (mo)	57	39	37	37	38
Last Prin Pay (mo)	183	129	94	71	62

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Class M-7 (To Call)
Margin	1.15%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	115	115	115	115	115
WAL (yr)	8.95	6.12	4.66	3.94	3.60
MDUR (yr)	6.50	4.88	3.92	3.40	3.14
First Prin Pay (mo)	57	39	37	37	37
Last Prin Pay (mo)	161	109	79	63	55

Class M-7 (To Maturity)
Margin	1.15%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	115	116	116	115	116
WAL (yr)	9.09	6.22	4.74	3.97	3.65
MDUR (yr)	6.56	4.93	3.96	3.42	3.18
First Prin Pay (mo)	57	39	37	37	37
Last Prin Pay (mo)	175	119	87	66	60

Class M-8 (To Call)
Margin	1.25%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 98.03	155	165	175	182	188
WAL (yr)	8.89	6.07	4.63	3.93	3.54
MDUR (yr)	6.40	4.81	3.86	3.36	3.08
First Prin Pay (mo)	57	39	37	37	37
Last Prin Pay (mo)	161	109	79	63	55

Class M-8 (To Maturity)
Margin	1.25%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 98.03	155	165	175	182	188
WAL (yr)	8.90	6.08	4.63	3.93	3.55
MDUR (yr)	6.40	4.81	3.86	3.36	3.08
First Prin Pay (mo)	57	39	37	37	37
Last Prin Pay (mo)	164	111	81	64	57

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Available Funds Rate Schedule (1)

Period	Available Funds Rate (%)	Available Funds Rate (%)	Period	Available Funds Rate (%)	Available Funds Rate (%)
	(2)	(3)		(2)	(3)
1	6.43	15.17	47	6.78	12.44
2	6.79	16.47	48	6.78	12.42
3	6.89	16.57	49	7.29	12.92
4	6.80	16.47	50	6.78	12.37
5	6.90	16.58	51	6.94	12.52
6	6.80	16.48	52	6.78	12.33
7	6.80	16.48	53	6.94	12.47
8	6.90	16.58	54	6.78	12.29
9	6.80	16.48	55	6.78	12.26
10	6.90	16.57	56	6.94	12.41
11	6.80	16.44	57	6.79	12.24
12	6.80	16.42	58	7.08	11.58
13	7.01	16.60	59	7.17	9.01
14	6.80	16.35	60	7.30	8.90
15	6.91	16.42	61	7.80	9.46
16	6.80	16.29	62	7.29	8.83
17	6.91	16.36	63	7.52	9.07
18	6.80	16.22	64	7.27	8.76
19	6.80	16.19	65	7.50	9.26
20	6.91	16.26	66	7.25	9.00
21	6.81	16.13	67	7.24	8.97
22	6.91	16.02	68	7.48	9.23
23	6.80	15.81	69	7.24	8.92
24	6.81	15.78	70	7.47	9.19
25	7.16	15.92	71	7.23	9.02
26	6.80	15.52	72	7.23	9.08
27	6.91	15.61	73	8.00	10.00
28	6.80	15.47	74	7.23	9.05
29	6.91	15.56	75	7.46	9.33
30	6.80	15.42	76	7.22	9.02
31	6.80	15.38	77	7.46	9.40
32	6.91	15.47	78	7.22	9.15
33	6.81	15.34	79	7.22	9.14
34	6.97	15.21
35	6.85	15.07
36	6.85	14.78
37	7.30	13.11
38	6.79	12.58
39	6.94	12.72
40	6.79	12.56
41	6.94	12.71
42	6.78	12.53
43	6.78	12.51
44	6.94	12.65
45	6.78	12.47
46	6.94	12.62

(1) Subject to those limitations set forth under "Pass-Through Rate" of the attached Computational Materials.
(2) Based on the 1-Month LIBOR, 6-Month LIBOR and 1-Year LIBOR forward curves and assumes that all are run at the Pricing Prepayment Speed to call and includes all projected cash proceeds (if any) from the related Swap.

(3) Assumes that the 1-Month LIBOR, 6-Month LIBOR and 1-Year LIBOR curves instantaneously increase by 1000 basis points in period 2. Assumes that all are run at the Pricing Prepayment Speed to call and includes all projected cash proceeds (if any) from the related Swap.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Swap Schedule and Strike Rates
Period	Notional Schedule ($)	Strike (%)	Period	Notional Schedule ($)	Strike (%)
1	690,640,149	5.03290%	30	309,071,920	5.03011%
2	686,323,999	5.03319%	31	299,629,055	5.03011%
3	680,503,497	5.03348%	32	290,472,705	5.03011%
4	673,175,440	5.03379%	33	281,594,090	5.03011%
5	664,346,530	5.03410%	34	269,077,130	5.02952%
6	654,032,299	5.03442%	35	260,848,245	5.02952%
7	642,259,464	5.03476%	36	248,961,835	5.02818%
8	629,063,121	5.03510%	37	155,382,200	4.92206%
9	614,489,765	5.03546%	38	150,625,720	4.92206%
10	598,595,285	5.03583%	39	146,013,870	4.92206%
11	581,614,247	5.03622%	40	141,541,790	4.92206%
12	564,516,026	5.03642%	41	137,205,900	4.92206%
13	547,340,337	5.03642%	42	133,001,585	4.92206%
14	530,683,441	5.03642%	43	128,924,775	4.92206%
15	514,530,146	5.03642%	44	124,972,255	4.92206%
16	498,864,862	5.03642%	45	121,139,590	4.92206%
17	483,673,406	5.03642%	46	117,423,625	4.92206%
18	468,941,334	5.03642%	47	113,820,350	4.92206%
19	454,654,516	5.03642%	48	110,327,035	4.92206%
20	440,799,989	5.03642%	49	106,939,915	4.92206%
21	427,364,774	5.03642%	50	103,655,710	4.92206%
22	414,335,766	5.03643%	51	100,471,750	4.92206%
23	396,031,757	5.03711%	52	97,384,695	4.92206%
24	383,952,321	5.03711%	53	94,391,570	4.92206%
25	360,899,810	5.03010%	54	91,489,460	4.92206%
26	349,886,650	5.03010%	55	88,675,815	4.92206%
27	339,207,465	5.03011%	56	85,948,025	4.92206%
28	328,851,630	5.03011%	57	83,303,235	4.92206%
29	318,809,530	5.03011%	58	69,643,460	4.89955%

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Yield Maintenance Agreement #1

Period	Notional Schedule ($)	Cap Rate	Period	Notional Schedule ($)	Cap Rate
1	24,598,625	5.159%	18	16,042,825	5.159%
2	24,356,450	5.159%	19	15,553,875	5.159%
3	24,059,950	5.159%	20	15,079,750	5.159%
4	23,709,575	5.159%	21	14,619,950	5.159%
5	23,306,075	5.159%	22	14,174,075	5.159%
6	22,850,650	5.159%	23	13,741,675	5.159%
7	22,344,775	5.159%	24	13,322,400	5.159%
8	21,790,325	5.159%	25	12,915,800	5.159%
9	21,189,550	5.159%	26	12,521,525	5.159%
10	20,545,025	5.159%	27	12,139,200	5.159%
11	19,919,975	5.159%	28	11,768,450	5.159%
12	19,313,825	5.159%	29	11,408,950	5.159%
13	18,725,975	5.159%	30	11,060,325	5.159%
14	18,155,900	5.159%	31	10,722,275	5.159%
15	17,603,050	5.159%	32	10,394,500	5.159%
16	17,066,925	5.159%	33	10,076,650	5.159%
17	16,547,025	5.159%

Yield Maintenance Agreement #2

Period	Notional Schedule ($)	Cap Rate	Period	Notional Schedule ($)	Cap Rate
1	14,759,175	5.185%	30	6,636,195	5.185%
2	14,613,870	5.185%	31	6,433,365	5.185%
3	14,435,970	5.185%	32	6,236,700	5.185%
4	14,225,745	5.185%	33	6,045,990	5.185%
5	13,983,645	5.185%	34	5,861,055	5.185%
6	13,710,390	5.185%	35	5,681,745	5.185%
7	13,406,865	5.185%	36	5,507,880	5.185%
8	13,074,195	5.185%	37	5,339,280	5.185%
9	12,713,730	5.185%	38	5,175,810	5.185%
10	12,327,015	5.185%	39	5,017,290	5.185%
11	11,951,985	5.185%	40	4,863,600	5.185%
12	11,588,295	5.185%	41	4,714,575	5.185%
13	11,235,585	5.185%	42	4,570,065	5.185%
14	10,893,540	5.185%	43	4,429,965	5.185%
15	10,561,830	5.185%	44	4,294,110	5.185%
16	10,240,155	5.185%	45	4,162,395	5.185%
17	9,928,215	5.185%	46	4,034,670	5.185%
18	9,625,695	5.185%	47	3,910,845	5.185%
19	9,332,325	5.185%	48	3,790,785	5.185%
20	9,047,850	5.185%	49	3,674,370	5.185%
21	8,771,970	5.185%	50	3,561,510	5.185%
22	8,504,445	5.185%	51	3,452,085	5.185%
23	8,245,005	5.185%	52	3,345,990	5.185%
24	7,993,440	5.185%	53	3,243,120	5.185%
25	7,749,480	5.185%	54	3,143,385	5.185%
26	7,512,915	5.185%	55	3,046,695	5.185%
27	7,283,520	5.185%	56	2,952,945	5.185%
28	7,061,070	5.185%	57	2,862,060	5.185%
29	6,845,370	5.185%

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Yield Maintenance Agreement #3

Period	Notional Schedule ($)	Cap Rate	Period	Notional Schedule ($)	Cap Rate
1	24,598,625	5.186%	30	11,060,325	5.186%
2	24,356,450	5.186%	31	10,722,275	5.186%
3	24,059,950	5.186%	32	10,394,500	5.186%
4	23,709,575	5.186%	33	10,076,650	5.186%
5	23,306,075	5.186%	34	9,768,425	5.186%
6	22,850,650	5.186%	35	9,469,575	5.186%
7	22,344,775	5.186%	36	9,179,800	5.186%
8	21,790,325	5.186%	37	8,898,800	5.186%
9	21,189,550	5.186%	38	8,626,350	5.186%
10	20,545,025	5.186%	39	8,362,150	5.186%
11	19,919,975	5.186%	40	8,106,000	5.186%
12	19,313,825	5.186%	41	7,857,625	5.186%
13	18,725,975	5.186%	42	7,616,775	5.186%
14	18,155,900	5.186%	43	7,383,275	5.186%
15	17,603,050	5.186%	44	7,156,850	5.186%
16	17,066,925	5.186%	45	6,937,325	5.186%
17	16,547,025	5.186%	46	6,724,450	5.186%
18	16,042,825	5.186%	47	6,518,075	5.186%
19	15,553,875	5.186%	48	6,317,975	5.186%
20	15,079,750	5.186%	49	6,123,950	5.186%
21	14,619,950	5.186%	50	5,935,850	5.186%
22	14,174,075	5.186%	51	5,753,475	5.186%
23	13,741,675	5.186%	52	5,576,650	5.186%
24	13,322,400	5.186%	53	5,405,200	5.186%
25	12,915,800	5.186%	54	5,238,975	5.186%
26	12,521,525	5.186%	55	5,077,825	5.186%
27	12,139,200	5.186%	56	4,921,575	5.186%
28	11,768,450	5.186%	57	4,770,100	5.186%
29	11,408,950	5.186%

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Yield Maintenance Agreement #4

Period	Notional Schedule ($)	Cap Rate	Period	Notional Schedule ($)	Cap Rate
1	19,678,900	5.167%	30	8,848,260	5.167%
2	19,485,160	5.167%	31	8,577,820	5.167%
3	19,247,960	5.167%	32	8,315,600	5.167%
4	18,967,660	5.167%	33	8,061,320	5.167%
5	18,644,860	5.167%	34	7,814,740	5.167%
6	18,280,520	5.167%	35	7,575,660	5.167%
7	17,875,820	5.167%	36	7,343,840	5.167%
8	17,432,260	5.167%	37	7,119,040	5.167%
9	16,951,640	5.167%	38	6,901,080	5.167%
10	16,436,020	5.167%	39	6,689,720	5.167%
11	15,935,980	5.167%	40	6,484,800	5.167%
12	15,451,060	5.167%	41	6,286,100	5.167%
13	14,980,780	5.167%	42	6,093,420	5.167%
14	14,524,720	5.167%	43	5,906,620	5.167%
15	14,082,440	5.167%	44	5,725,480	5.167%
16	13,653,540	5.167%	45	5,549,860	5.167%
17	13,237,620	5.167%	46	5,379,560	5.167%
18	12,834,260	5.167%	47	5,214,460	5.167%
19	12,443,100	5.167%	48	5,054,380	5.167%
20	12,063,800	5.167%	49	4,899,160	5.167%
21	11,695,960	5.167%	50	4,748,680	5.167%
22	11,339,260	5.167%	51	4,602,780	5.167%
23	10,993,340	5.167%	52	4,461,320	5.167%
24	10,657,920	5.167%	53	4,324,160	5.167%
25	10,332,640	5.167%	54	4,191,180	5.167%
26	10,017,220	5.167%	55	4,062,260	5.167%
27	9,711,360	5.167%	56	3,937,260	5.167%
28	9,414,760	5.167%	57	3,816,080	5.167%
29	9,127,160	5.167%

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Yield Maintenance Agreement #5

Period	Notional Schedule ($)	Cap Rate	Period	Notional Schedule ($)	Cap Rate
1	34,700,960	4.968%	30	15,972,530	4.968%
2	34,438,075	4.968%	31	15,484,455	4.968%
3	34,099,030	4.968%	32	15,011,185	4.968%
4	33,683,930	4.968%	33	14,552,300	4.968%
5	33,193,405	4.968%	34	14,107,310	4.968%
6	32,628,505	4.968%	35	13,675,795	4.968%
7	31,990,910	4.968%	36	13,257,405	4.968%
8	31,282,685	4.968%	37	12,851,720	4.968%
9	30,506,455	4.968%	38	12,458,320	4.968%
10	29,665,370	4.968%	39	12,076,890	4.968%
11	28,763,035	4.968%	40	11,707,010	4.968%
12	27,887,965	4.968%	41	11,348,400	4.968%
13	27,039,355	4.968%	42	11,000,675	4.968%
14	26,216,365	4.968%	43	10,663,485	4.968%
15	25,418,260	4.968%	44	10,336,585	4.968%
16	24,644,270	4.968%	45	10,019,590	4.968%
17	23,893,695	4.968%	46	9,712,255	4.968%
18	23,165,835	4.968%	47	9,414,230	4.968%
19	22,459,955	4.968%	48	9,125,305	4.968%
20	21,775,425	4.968%	49	8,845,165	4.968%
21	21,111,650	4.968%	50	8,573,530	4.968%
22	20,467,930	4.968%	51	8,310,190	4.968%
23	19,843,705	4.968%	52	8,054,865	4.968%
24	19,238,345	4.968%	53	7,807,310	4.968%
25	18,651,360	4.968%	54	7,567,280	4.968%
26	18,082,120	4.968%	55	7,334,565	4.968%
27	17,530,135	4.968%	56	7,108,955	4.968%
28	16,994,880	4.968%	57	6,890,205	4.968%
29	16,475,830	4.968%	58	6,678,140	4.968%

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Yield Maintenance Agreement #6

Period	Notional Schedule ($)	Cap Rate	Period	Notional Schedule ($)	Cap Rate
1	9,914,560	4.910%	30	4,563,580	4.910%
2	9,839,450	4.910%	31	4,424,130	4.910%
3	9,742,580	4.910%	32	4,288,910	4.910%
4	9,623,980	4.910%	33	4,157,800	4.910%
5	9,483,830	4.910%	34	4,030,660	4.910%
6	9,322,430	4.910%	35	3,907,370	4.910%
7	9,140,260	4.910%	36	3,787,830	4.910%
8	8,937,910	4.910%	37	3,671,920	4.910%
9	8,716,130	4.910%	38	3,559,520	4.910%
10	8,475,820	4.910%	39	3,450,540	4.910%
11	8,218,010	4.910%	40	3,344,860	4.910%
12	7,967,990	4.910%	41	3,242,400	4.910%
13	7,725,530	4.910%	42	3,143,050	4.910%
14	7,490,390	4.910%	43	3,046,710	4.910%
15	7,262,360	4.910%	44	2,953,310	4.910%
16	7,041,220	4.910%	45	2,862,740	4.910%
17	6,826,770	4.910%	46	2,774,930	4.910%
18	6,618,810	4.910%	47	2,689,780	4.910%
19	6,417,130	4.910%	48	2,607,230	4.910%
20	6,221,550	4.910%	49	2,527,190	4.910%
21	6,031,900	4.910%	50	2,449,580	4.910%
22	5,847,980	4.910%	51	2,374,340	4.910%
23	5,669,630	4.910%	52	2,301,390	4.910%
24	5,496,670	4.910%	53	2,230,660	4.910%
25	5,328,960	4.910%	54	2,162,080	4.910%
26	5,166,320	4.910%	55	2,095,590	4.910%
27	5,008,610	4.910%	56	2,031,130	4.910%
28	4,855,680	4.910%	57	1,968,630	4.910%
29	4,707,380	4.910%	58	1,908,040	4.910%

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Yield Maintenance Agreement #7

Period	Notional Schedule ($)	Cap Rate	Period	Notional Schedule ($)	Cap Rate
1	19,936,000	4.970%	31	9,127,160	4.970%
2	19,829,120	4.970%	32	8,848,260	4.970%
3	19,678,900	4.970%	33	8,577,820	4.970%
4	19,485,160	4.970%	34	8,315,600	4.970%
5	19,247,960	4.970%	35	8,061,320	4.970%
6	18,967,660	4.970%	36	7,814,740	4.970%
7	18,644,860	4.970%	37	7,575,660	4.970%
8	18,280,520	4.970%	38	7,343,840	4.970%
9	17,875,820	4.970%	39	7,119,040	4.970%
10	17,432,260	4.970%	40	6,901,080	4.970%
11	16,951,640	4.970%	41	6,689,720	4.970%
12	16,436,020	4.970%	42	6,484,800	4.970%
13	15,935,980	4.970%	43	6,286,100	4.970%
14	15,451,060	4.970%	44	6,093,420	4.970%
15	14,980,780	4.970%	45	5,906,620	4.970%
16	14,524,720	4.970%	46	5,725,480	4.970%
17	14,082,440	4.970%	47	5,549,860	4.970%
18	13,653,540	4.970%	48	5,379,560	4.970%
19	13,237,620	4.970%	49	5,214,460	4.970%
20	12,834,260	4.970%	50	5,054,380	4.970%
21	12,443,100	4.970%	51	4,899,160	4.970%
22	12,063,800	4.970%	52	4,748,680	4.970%
23	11,695,960	4.970%	53	4,602,780	4.970%
24	11,339,260	4.970%	54	4,461,320	4.970%
25	10,993,340	4.970%	55	4,324,160	4.970%
26	10,657,920	4.970%	56	4,191,180	4.970%
27	10,332,640	4.970%	57	4,062,260	4.970%
28	10,017,220	4.970%	58	3,937,260	4.970%
29	9,711,360	4.970%	59	3,816,080	4.970%
30	9,414,760	4.970%	60

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Yield Maintenance Agreement #8

Period	Notional Schedule ($)	Cap Rate	Period	Notional Schedule ($)	Cap Rate
1	19,936,000	4.980%	31	9,127,160	4.980%
2	19,829,120	4.980%	32	8,848,260	4.980%
3	19,678,900	4.980%	33	8,577,820	4.980%
4	19,485,160	4.980%	34	8,315,600	4.980%
5	19,247,960	4.980%	35	8,061,320	4.980%
6	18,967,660	4.980%	36	7,814,740	4.980%
7	18,644,860	4.980%	37	7,575,660	4.980%
8	18,280,520	4.980%	38	7,343,840	4.980%
9	17,875,820	4.980%	39	7,119,040	4.980%
10	17,432,260	4.980%	40	6,901,080	4.980%
11	16,951,640	4.980%	41	6,689,720	4.980%
12	16,436,020	4.980%	42	6,484,800	4.980%
13	15,935,980	4.980%	43	6,286,100	4.980%
14	15,451,060	4.980%	44	6,093,420	4.980%
15	14,980,780	4.980%	45	5,906,620	4.980%
16	14,524,720	4.980%	46	5,725,480	4.980%
17	14,082,440	4.980%	47	5,549,860	4.980%
18	13,653,540	4.980%	48	5,379,560	4.980%
19	13,237,620	4.980%	49	5,214,460	4.980%
20	12,834,260	4.980%	50	5,054,380	4.980%
21	12,443,100	4.980%	51	4,899,160	4.980%
22	12,063,800	4.980%	52	4,748,680	4.980%
23	11,695,960	4.980%	53	4,602,780	4.980%
24	11,339,260	4.980%	54	4,461,320	4.980%
25	10,993,340	4.980%	55	4,324,160	4.980%
26	10,657,920	4.980%	56	4,191,180	4.980%
27	10,332,640	4.980%	57	4,062,260	4.980%
28	10,017,220	4.980%	58	3,937,260	4.980%
29	9,711,360	4.980%	59	3,816,080	4.980%
30	9,414,760	4.980%

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Yield Maintenance Agreement #9

Period	Notional Schedule ($)	Cap Rate	Period	Notional Schedule ($)	Cap Rate
1	29,743,677	4.910%	42	9,429,137	4.910%
2	29,518,351	4.910%	43	9,140,137	4.910%
3	29,227,736	4.910%	44	8,859,920	4.910%
4	28,871,940	4.910%	45	8,588,220	4.910%
5	28,451,481	4.910%	46	8,324,781	4.910%
6	27,967,302	4.910%	47	8,069,354	4.910%
7	27,420,779	4.910%	48	7,821,696	4.910%
8	26,813,725	4.910%	49	7,581,572	4.910%
9	26,148,390	4.910%	50	7,348,755	4.910%
10	25,427,457	4.910%	51	7,123,024	4.910%
11	24,654,036	4.910%	52	6,904,165	4.910%
12	23,903,979	4.910%	53	6,691,970	4.910%
13	23,176,584	4.910%	54	6,486,238	4.910%
14	22,471,171	4.910%	55	6,286,773	4.910%
15	21,787,079	4.910%	56	6,093,386	4.910%
16	21,123,667	4.910%	57	5,905,893	4.910%
17	20,480,314	4.910%	58	5,724,115	4.910%
18	19,856,415	4.910%	59	5,547,879	4.910%
19	19,251,387	4.910%	60	5,377,019	4.910%
20	18,664,662	4.910%	61	5,211,370	4.910%
21	18,095,689	4.910%	62	5,050,776	4.910%
22	17,543,934	4.910%	63	4,895,083	4.910%
23	17,008,880	4.910%	64	4,744,143	4.910%
24	16,490,023	4.910%	65	4,597,811	4.910%
25	15,986,876	4.910%	66	4,455,949	4.910%
26	15,498,966	4.910%	67	4,318,420	4.910%
27	15,025,836	4.910%	68	4,185,093	4.910%
28	14,567,038	4.910%	69	4,055,842	4.910%
29	14,122,143	4.910%	70	3,930,541	4.910%
30	13,690,731	4.910%	71	3,809,073	4.910%
31	13,272,396	4.910%	72	3,691,319	4.910%
32	12,866,745	4.910%	73	3,577,168	4.910%
33	12,473,394	4.910%	74	3,466,510	4.910%
34	12,091,974	4.910%	75	3,359,240	4.910%
35	11,722,124	4.910%	76	3,255,254	4.910%
36	11,363,496	4.910%	77	3,154,452	4.910%
37	11,015,752	4.910%	78	3,056,738	4.910%
38	10,678,564	4.910%	79	2,962,018	4.910%
39	10,351,612	4.910%	80	2,870,202	4.910%
40	10,034,588	4.910%	81	2,781,200	4.910%
41	9,727,194	4.910%	82	2,694,928	4.910%

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Yield Maintenance Agreement #10

Period	Notional Schedule ($)	Cap Rate	Period	Notional Schedule ($)	Cap Rate
1	24,598,625	5.186%	30	11,060,325	5.186%
2	24,356,450	5.186%	31	10,722,275	5.186%
3	24,059,950	5.186%	32	10,394,500	5.186%
4	23,709,575	5.186%	33	10,076,650	5.186%
5	23,306,075	5.186%	34	9,768,425	5.186%
6	22,850,650	5.186%	35	9,469,575	5.186%
7	22,344,775	5.186%	36	9,179,800	5.186%
8	21,790,325	5.186%	37	8,898,800	5.186%
9	21,189,550	5.186%	38	8,626,350	5.186%
10	20,545,025	5.186%	39	8,362,150	5.186%
11	19,919,975	5.186%	40	8,106,000	5.186%
12	19,313,825	5.186%	41	7,857,625	5.186%
13	18,725,975	5.186%	42	7,616,775	5.186%
14	18,155,900	5.186%	43	7,383,275	5.186%
15	17,603,050	5.186%	44	7,156,850	5.186%
16	17,066,925	5.186%	45	6,937,325	5.186%
17	16,547,025	5.186%	46	6,724,450	5.186%
18	16,042,825	5.186%	47	6,518,075	5.186%
19	15,553,875	5.186%	48	6,317,975	5.186%
20	15,079,750	5.186%	49	6,123,950	5.186%
21	14,619,950	5.186%	50	5,935,850	5.186%
22	14,174,075	5.186%	51	5,753,475	5.186%
23	13,741,675	5.186%	52	5,576,650	5.186%
24	13,322,400	5.186%	53	5,405,200	5.186%
25	12,915,800	5.186%	54	5,238,975	5.186%
26	12,521,525	5.186%	55	5,077,825	5.186%
27	12,139,200	5.186%	56	4,921,575	5.186%
28	11,768,450	5.186%	57	4,770,100	5.186%
29	11,408,950	5.186%

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Yield Maintenance Agreement #11

Period	Notional Schedule ($)	Cap Rate	Period	Notional Schedule ($)	Cap Rate
1	14,759,175	5.230%	30	6,636,195	5.230%
2	14,613,870	5.230%	31	6,433,365	5.230%
3	14,435,970	5.230%	32	6,236,700	5.230%
4	14,225,745	5.230%	33	6,045,990	5.230%
5	13,983,645	5.230%	34	5,861,055	5.230%
6	13,710,390	5.230%	35	5,681,745	5.230%
7	13,406,865	5.230%	36	5,507,880	5.230%
8	13,074,195	5.230%	37	5,339,280	5.230%
9	12,713,730	5.230%	38	5,175,810	5.230%
10	12,327,015	5.230%	39	5,017,290	5.230%
11	11,951,985	5.230%	40	4,863,600	5.230%
12	11,588,295	5.230%	41	4,714,575	5.230%
13	11,235,585	5.230%	42	4,570,065	5.230%
14	10,893,540	5.230%	43	4,429,965	5.230%
15	10,561,830	5.230%	44	4,294,110	5.230%
16	10,240,155	5.230%	45	4,162,395	5.230%
17	9,928,215	5.230%	46	4,034,670	5.230%
18	9,625,695	5.230%	47	3,910,845	5.230%
19	9,332,325	5.230%	48	3,790,785	5.230%
20	9,047,850	5.230%	49	3,674,370	5.230%
21	8,771,970	5.230%	50	3,561,510	5.230%
22	8,504,445	5.230%	51	3,452,085	5.230%
23	8,245,005	5.230%	52	3,345,990	5.230%
24	7,993,440	5.230%	53	3,243,120	5.230%
25	7,749,480	5.230%	54	3,143,385	5.230%
26	7,512,915	5.230%	55	3,046,695	5.230%
27	7,283,520	5.230%	56	2,952,945	5.230%
28	7,061,070	5.230%	57	2,862,060	5.230%
29	6,845,370	5.230%

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Yield Maintenance Agreement #12

Period	Notional Schedule ($)	Cap Rate	Period	Notional Schedule ($)	Cap Rate
1	9,968,000	4.980%	19	6,618,810	4.980%
2	9,914,560	4.980%	20	6,417,130	4.980%
3	9,839,450	4.980%	21	6,221,550	4.980%
4	9,742,580	4.980%	22	6,031,900	4.980%
5	9,623,980	4.980%	23	5,847,980	4.980%
6	9,483,830	4.980%	24	5,669,630	4.980%
7	9,322,430	4.980%	25	5,496,670	4.980%
8	9,140,260	4.980%	26	5,328,960	4.980%
9	8,937,910	4.980%	27	5,166,320	4.980%
10	8,716,130	4.980%	28	5,008,610	4.980%
11	8,475,820	4.980%	29	4,855,680	4.980%
12	8,218,010	4.980%	30	4,707,380	4.980%
13	7,967,990	4.980%	31	4,563,580	4.980%
14	7,725,530	4.980%	32	4,424,130	4.980%
15	7,490,390	4.980%	33	4,288,910	4.980%
16	7,262,360	4.980%	34	4,157,800	4.980%
17	7,041,220	4.980%	35	4,030,660	4.980%
18	6,826,770	4.980%

Yield Maintenance Agreement #13

Period	Notional Schedule ($)	Cap Rate	Period	Notional Schedule ($)	Cap Rate
1	9,968,000	4.970%	19	6,618,810	4.970%
2	9,914,560	4.970%	20	6,417,130	4.970%
3	9,839,450	4.970%	21	6,221,550	4.970%
4	9,742,580	4.970%	22	6,031,900	4.970%
5	9,623,980	4.970%	23	5,847,980	4.970%
6	9,483,830	4.970%	24	5,669,630	4.970%
7	9,322,430	4.970%	25	5,496,670	4.970%
8	9,140,260	4.970%	26	5,328,960	4.970%
9	8,937,910	4.970%	27	5,166,320	4.970%
10	8,716,130	4.970%	28	5,008,610	4.970%
11	8,475,820	4.970%	29	4,855,680	4.970%
12	8,218,010	4.970%	30	4,707,380	4.970%
13	7,967,990	4.970%	31	4,563,580	4.970%
14	7,725,530	4.970%	32	4,424,130	4.970%
15	7,490,390	4.970%	33	4,288,910	4.970%
16	7,262,360	4.970%	34	4,157,800	4.970%
17	7,041,220	4.970%	35	4,030,660	4.970%
18	6,826,770	4.970%

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Preliminary Term Sheet for Impac Secured Assets Corp., Series 2007-1

Yield Maintenance Agreement #14

Period	Notional Schedule ($)	Cap Rate	Period	Notional Schedule ($)	Cap Rate
1	19,678,900	5.14125%	12	15,451,056	5.14125%
2	19,485,158	5.14125%	13	14,980,780	5.14125%
3	19,247,960	5.14125%	14	14,524,720	5.14125%
4	18,967,654	5.14125%	15	14,082,444	5.14125%
5	18,644,868	5.14125%	16	13,653,542	5.14125%
6	18,280,520	5.14125%	17	13,237,610	5.14125%
7	17,875,816	5.14125%	18	12,834,258	5.14125%
8	17,432,260	5.14125%	19	12,443,108	5.14125%
9	16,951,638	5.14125%	20	12,063,792	5.14125%
10	16,436,024	5.14125%	21	11,695,956	5.14125%
11	15,935,986	5.14125%

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).